Portfolio Recovery Associates Reports Third Quarter 2010 Results

EPS Totals $1.08 in Quarter as Net Income Grows 83% to $18.5 Million; Revenue Up 39% to Record $96 Million as Cash Collections Rise 49% to $137 Million; Portfolio Acquisitions Total $93 Million

NORFOLK, VA -- (Marketwire - October 27, 2010) - Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables and provides a broad range of receivables management and payments processing services, today reported net income of $18.5 million for the quarter ended September 30, 2010. Net income increased 83% from $10.1 million in the same period a year earlier. Earnings were $1.08 per diluted share for the third quarter of 2010 compared with $0.65 in the third quarter of 2009, representing an increase of 66%.

In the third quarter of 2010, total revenue was up 39% from the year-earlier period to a record $95.5 million. Total revenue consists of cash collections reduced by amounts applied to principal on the Company's owned debt portfolios, plus fee income earned from its fee-for-service businesses. During the third quarter of 2010, the Company applied 41.8% of cash collections to reduce the carrying basis of its owned debt portfolios, compared with 41.2% in the third quarter of 2009. The third quarter 2010 amortization rate included a $6.5 million net allowance charge, equivalent to approximately $4.0 million after tax, or 23 cents per diluted share, against certain pools of finance receivables accounts.

"Portfolio Recovery Associates has had a very strong year thus far, even in the face of a continued weakened economy," said Steven D. Fredrickson, chairman, president and chief executive officer. "In the third quarter, we produced record cash collections, record cash receipts and record revenue. At the same time, net income and earnings per share both demonstrated strong growth. This fine performance was due to long-term initiatives in a number of areas, including the continued success of our bankruptcy business, our ongoing search for greater operational efficiencies, the expansion of our internal legal collections channel, and the continued contributions of our fee-based businesses."

Fredrickson continued: "I am extremely pleased with PRA's performance across all of our businesses. The credit, of course, goes to our staff, which has continued to work smarter and more efficiently than ever."

Financial and Operating Highlights

-- Cash collections increased 49% to a record $137.4 million in the third quarter of 2010, up from $92.4 million in the year-ago period.  Call center and other collections increased 6%, external legal collections increased 32%, internal legal collections grew 96%, and purchased bankruptcy collections gained 140% when compared with the year-earlier period.  The table below displays our cash collections by source, by quarter for the past five quarters:

Cash Collection Source ($ in
 thousands)                     Q32010   Q22010   Q12010   Q42009   Q32009
                               -------- -------- -------- -------- --------
Call Center & Other
 Collections                   $ 51,711 $ 54,477 $ 56,987 $ 45,365 $ 48,590
External Legal Collections       20,217   18,819   18,276   15,496   15,330
Internal Legal Collections       12,130   11,362   10,713    7,570    6,196
Purchased Bankruptcy             53,319   43,748   33,219   26,855   22,251

-- Up 96% from the prior year, internal legal collections grew to $12.1 million in the third quarter of 2010.  Internal legal collections, in which the Company uses its own staff attorneys or in select cases, third-party attorneys working on a fixed price basis, represent an important, emerging collections channel the Company has been developing over the past four years.

-- Productivity finished at a record $190 for the first nine months of 2010
   vs. $145 for all of 2009.  Productivity is measured by cash collections per hour paid, the Company's key measure of collector performance.
   Excluding the impact of trustee remittances from purchased bankrupt accounts, the comparison is $129 for the first nine months of 2010, compared with $113 for all of 2009.  Excluding trustee remittances on purchased bankrupt accounts and external legal collections, the comparison is $101 for the first nine months of 2010 and $87 for all of 2009.

-- In the third quarter, revenue was a record $95.5 million, up 39% when compared with the same period a year ago, driven by record cash receipts of $152.9 million, up 43.4% from $106.6 million a year earlier.  Cash receipts are comprised of both cash collections and revenue from the
   Company's fee-based businesses.

-- The Company's net allowance charge totaled $6.5 million in the third quarter, representing 0.81% of net finance receivables at period-end and
   4.75% of cash collections.  The table below displays net allowance charges incurred by quarter, by buying period since 2005, as well as purchases of charged-off consumer debt, net of buybacks:

($ in thousands)
                     ------------------------------------------------------
Allowance                               Purchase Period
Period               1996-2003    2004       2005       2006       2007
                     ---------  ---------  ---------- ---------- ----------
Q1 05                $       -  $       -  $        - $        - $        -
Q2 05                        -          -           -          -          -
Q3 05                        -          -           -          -          -
Q4 05                      200          -           -          -          -
Q1 06                        -          -         175          -          -
Q2 06                       75          -         125          -          -
Q3 06                      200          -          75          -          -
Q4 06                        -          -         450          -          -
Q1 07                     (245)         -         610          -          -
Q2 07                       90          -           -          -          -
Q3 07                      200        320         660          -          -
Q4 07                      190        150         615        340          -
Q1 08                      120        650         910      1,105          -
Q2 08                      260        720           -      2,330        650
Q3 08                      (90)        60         325      1,135      2,350
Q4 08                     (400)      (140)      1,805      2,600      4,380
Q1 09                     (225)        35       1,150        910      2,300
Q2 09                     (230)      (220)        495        765        685
Q3 09                      (25)      (190)      1,170      1,965        340
Q4 09                     (120)         -       1,375      1,220        110
Q1 10                        -          -       2,795      1,175      2,900
Q2 10                        -        (80)      1,600      2,100        700
Q3 10                        -        (80)      1,650      2,050      2,750
                     ---------  ---------  ---------- ---------- ----------
Total                $       -  $   1,225  $   15,985 $   17,695 $   17,165
                     =========  =========  ========== ========== ==========
Portfolio Purchases,
 net                 $ 203,026  $  59,177  $  143,171 $  107,701 $  258,271
                     =========  =========  ========== ========== ==========

($ in thousands)
                     ------------------------------------------
                                                      Allowance
Allowance               Purchase Period               Charge as
Period                 2008     2009-2010    Total    % of NFR
                     ---------- ---------- ---------- ---------
Q1 05                $        - $        - $        -       0.0%
Q2 05                         -          -          -       0.0%
Q3 05                         -          -          -       0.0%
Q4 05                         -          -        200       0.1%
Q1 06                         -          -        175       0.1%
Q2 06                         -          -        200       0.1%
Q3 06                         -          -        275       0.1%
Q4 06                         -          -        450       0.2%
Q1 07                         -          -        365       0.1%
Q2 07                         -          -         90       0.0%
Q3 07                         -          -      1,180       0.4%
Q4 07                         -          -      1,295       0.3%
Q1 08                         -          -      2,785       0.6%
Q2 08                         -          -      3,960       0.8%
Q3 08                         -          -      3,780       0.7%
Q4 08                       620          -      8,865       1.6%
Q1 09                     2,050          -      6,220       1.1%
Q2 09                     2,425          -      3,920       0.6%
Q3 09                     4,750          -      8,010       1.2%
Q4 09                     6,900          -      9,485       1.4%
Q1 10                         -          -      6,870       0.9%
Q2 10                     2,000          -      6,320       0.8%
Q3 10                       150          -      6,520       0.8%
                     ---------- ---------- ----------
Total                $   18,895 $        - $   70,965
                     ========== ========== ==========
Portfolio Purchases,
 net                 $  275,130 $  559,907 $1,606,383
                     ========== ========== ==========

Acquired in 68 portfolios from nine different sellers, the Company purchased $1.38 billion of face-value debt during the third quarter of 2010 for $92.5 million. The tables below display purchase price amounts by year, net of buybacks, current net finance receivable balance, cash collections to date including sales, estimated remaining collections and estimated purchase price multiples:

($ in thousands)

Entire Portfolio
                                Unamortized                         Total
                                 Purchase                         Estimated
                                  Price    Actual Cash          Collections
                       Total    Balance at Collections Estimated     to
Purchase   Purchase  Estimated   September  Including  Remaining  Purchase
Period      Price   Collections  30, 2010  Cash Sales Collections   Price
          ---------- ---------- ---------- ---------- ---------- ---------
1996      $    3,080 $   10,094 $        - $   10,024 $       70       328%
1997           7,685     25,244          -     25,057        187       328%
1998          11,089     36,913          -     36,506        407       333%
1999          18,898     68,282          -     66,901      1,381       361%
2000          25,020    113,442          -    110,146      3,296       453%
2001          33,481    169,035          -    165,568      3,467       505%
2002          42,325    187,309          -    182,872      4,437       443%
2003          61,448    248,438          -    240,944      7,494       404%
2004          59,177    184,196        462    176,311      7,885       311%
2005         143,171    309,500     23,563    265,608     43,892       216%
2006         107,701    218,553     29,349    163,894     54,659       203%
2007         258,271    505,819    111,183    316,096    189,723       196%
2008         275,130    538,306    166,926    246,306    292,000       196%
2009         281,641    713,656    213,969    190,109    523,547       253%
YTD 2010     278,266    585,030    261,787     47,901    537,129       210%
          ---------- ---------- ---------- ---------- ---------- ---------
Total     $1,606,383 $3,913,817 $  807,239 $2,244,243 $1,669,574       244%
          ========== ========== ========== ========== ========== =========

($ in thousands)

Purchased Bankruptcy (BK)
 Portfolio
                                Unamortized                         Total
                                 Purchase                         Estimated
                                  Price    Actual Cash          Collections
                       Total    Balance at Collections Estimated     to
Purchase   Purchase  Estimated   September  Including  Remaining  Purchase
Period      Price   Collections  30, 2010  Cash Sales Collections   Price
          ---------- ---------- ---------- ---------- ---------- ---------
1996-2003 $        - $        - $        - $        - $        -         0%
2004           7,469     14,160         13     14,113         47       190%
2005          29,302     43,020        340     42,577        443       147%
2006          17,643     30,450        269     28,321      2,129       173%
2007          78,933    112,658     31,286     74,210     38,448       143%
2008         108,603    183,196     72,428     78,709    104,486       169%
2009         156,094    360,984    132,970     75,372    285,611       231%
YTD 2010     172,703    324,794    167,846     21,327    303,468       188%
          ---------- ---------- ---------- ---------- ---------- ---------
Total     $  570,747 $1,069,262 $  405,152 $  334,629 $  734,632       187%
          ========== ========== ========== ========== ========== =========

($ in thousands)

Entire Portfolio less
 Purchased BK
                                Unamortized                         Total
                                 Purchase                         Estimated
                                  Price    Actual Cash          Collections
                       Total    Balance at Collections Estimated     to
Purchase   Purchase  Estimated   September  Including  Remaining  Purchase
Period      Price   Collections  30, 2010  Cash Sales Collections   Price
          ---------- ---------- ---------- ---------- ---------- ---------
1996      $    3,080 $   10,094 $        - $   10,024 $       70       328%
1997           7,685     25,244          -     25,057        187       328%
1998          11,089     36,913          -     36,506        407       333%
1999          18,898     68,282          -     66,901      1,381       361%
2000          25,020    113,442          -    110,146      3,296       453%
2001          33,481    169,035          -    165,568      3,467       505%
2002          42,325    187,309          -    182,872      4,437       443%
2003          61,448    248,438          -    240,944      7,494       404%
2004          51,708    170,036        449    162,198      7,838       329%
2005         113,869    266,479     23,223    223,031     43,448       234%
2006          90,058    188,104     29,080    135,573     52,531       209%
2007         179,338    393,160     79,897    241,886    151,274       219%
2008         166,527    355,111     94,498    167,597    187,514       213%
2009         125,547    352,673     80,999    114,737    237,936       281%
YTD 2010     105,563    260,236     93,941     26,574    233,662       247%
          ---------- ---------- ---------- ---------- ---------- ---------
Total     $1,035,636 $2,844,556 $  402,087 $1,909,614 $  934,942       275%
          ========== ========== ========== ========== ========== =========

-- The Company's fee-for-service businesses generated revenue of $15.5 million in the third quarter of 2010, up 9% from $14.2 million in the same period a year ago, due primarily to the acquisition of CCB earlier this year.  These businesses accounted for 16.2% of the Company's overall revenue in the third quarter of 2010, down from 20.8% in Q3
   2009.

-- During the third quarter of 2010, the Company recorded ongoing non-cash equity-based compensation expense of $1.0 million, equivalent to approximately $612,000 after tax, or 4 cents per diluted share.

-- The Company's cash balances were $20.3 million as of Sept. 30, 2010.
   During the third quarter, the Company made net repayments of $1.0 million on its line of credit, leaving it with $288.5 million in outstanding borrowings at quarter's end.  Remaining borrowing availability under the line was $76.5 million at Sept. 30, 2010.

-- The Company has included, for the first time, tables with additional financial highlights for the three- and nine-month periods ended Sept.
   30, 2010, as well as the past five quarters of the same data, at the bottom of this release.

Kevin P. Stevenson, chief financial and administrative officer, said: "The third quarter of 2010 was another strong one for Portfolio Recovery Associates. A number of factors drove this performance, including the continued maturation of our sizeable investments in bankruptcy portfolios and steady improvements in call center and legal collections. Reflecting these improvements, recoveries per hour paid, our core measure of productivity, finished the first nine months of the year at a record $190. Taken together, these factors allowed us to overcome a $6.5 million allowance charge, additional significant investments in our legal pipeline, and a still-weak U.S. economy."

The Company's nine-month 2010 earnings totaled $52.8 million, or $3.15 per diluted share, compared with $31.9 million, or $2.07 per diluted share, for the first nine months of 2009. First-nine month 2010 revenue was $272.0 million, compared with $207.9 million in the first nine months of 2009.

Conference Call Information

The Company will hold a conference call with investors tonight, 5:30 p.m. EDT, Wednesday, Oct. 27, 2010, to discuss its third-quarter results. Investors can access the call live by dialing 888-713-4213 for domestic callers or 617-213-4865 for international callers using the pass code 82740845. Investors may also listen via webcast at the Company's website, www.portfoliorecovery.com.

Following the live call, investors may listen to the call via a taped replay, which will be available for seven days, by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers using the pass code 91118122. The replay will be available approximately two hours after today's conference call ends. There will also be an archived webcast available at the Company's website.

For the fourth consecutive year, Portfolio Recovery Associates has been named to the Forbes 100 Best Small Companies in America annual rankings list, as announced in the Nov. 8, 2010, edition of the business magazine. PRA is ranked 56 among the top 100 small businesses listed.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates' business revolves around the detection, collection, and processing of both unpaid and normal-course receivables originally owed to credit grantors, governments, retailers and others. The Company's primary business is the purchase, collection and management of portfolios of defaulted consumer receivables. These are the unpaid obligations of individuals to credit originators, which include banks, credit unions, consumer and auto finance companies, and retail merchants. Portfolio Recovery Associates also provides fee-based services, including collateral-location services for credit originators via its IGS subsidiary, revenue administration, audit and debt discovery/recovery services for government entities through both its RDS and MuniServices businesses and class action claims recovery services and related payment processing through its CCB subsidiary.

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including future revenue and earnings growth, statements with respect to future contributions of its subsidiaries to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and web casts. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

                    Portfolio Recovery Associates, Inc.
                 Unaudited Consolidated Income Statements
                 (in thousands, except per share amounts)

                                  Three      Three      Nine       Nine
                                  Months     Months     Months     Months
                                  Ended      Ended      Ended      Ended
                                September  September  September  September
                                 30, 2010   30, 2009   30, 2010   30, 2009
                                ---------  ---------  ---------  ---------

Revenues:
  Income recognized on finance
   receivables, net             $  80,026  $  54,336  $ 224,897  $ 159,650
  Fee income                       15,518     14,229     47,054     48,225
                                ---------  ---------  ---------  ---------

    Total revenues                 95,544     68,565    271,951    207,875

Operating expenses:
  Compensation and employee
   services                        31,213     26,844     91,725     79,940
  Legal and agency fees and
   costs                           16,748     11,296     43,573     34,460
  Outside fees and services         3,470      2,284      9,454      6,854
  Communications                    4,000      3,472     13,160     11,157
  Rent and occupancy                1,362      1,270      3,912      3,515
  Depreciation and amortization     3,294      2,269      9,050      6,874
  Other operating expenses          2,634      2,341      7,488      6,565
                                ---------  ---------  ---------  ---------

    Total operating expenses       62,721     49,776    178,362    149,365
                                ---------  ---------  ---------  ---------

    Income from operations         32,823     18,789     93,589     58,510

Other income and (expense):
  Interest income                       -          -         35          3
  Interest expense                 (2,178)    (1,964)    (6,535)    (5,891)
                                ---------  ---------  ---------  ---------

    Income before income taxes     30,645     16,825     87,089     52,622

    Provision for income taxes     11,888      6,729     33,847     20,730
                                ---------  ---------  ---------  ---------

    Net income                  $  18,757  $  10,096  $  53,242  $  31,892
                                =========  =========  =========  =========

     Less net income
      attributable to
      redeemable noncontrolling
      interest                       (276)         -       (431)         -
                                ---------  ---------  ---------  ---------

    Net income attributable to
     Portfolio Recovery
     Associates, Inc.           $  18,481  $  10,096  $  52,811  $  31,892
                                =========  =========  =========  =========

Net income per common share:
  Basic                         $    1.08  $    0.65  $    3.15  $    2.07
  Diluted                       $    1.08  $    0.65  $    3.15  $    2.07

Weighted average number of
 shares outstanding:
  Basic                            17,058     15,466     16,740     15,392
  Diluted                          17,093     15,502     16,792     15,428

                    Portfolio Recovery Associates, Inc.
              Unaudited Consolidated Summary Balance Sheets
                 (in thousands, except per share amounts)

                                               September 30,  December 31,
ASSETS                                              2010          2009
                                                ------------  ------------

Cash and cash equivalents                       $     20,297  $     20,265
Finance receivables, net                             807,239       693,462
Accounts receivable, net                               7,789         9,169
Income taxes receivable                                2,603         4,460
Property and equipment, net                           22,794        21,864
Goodwill                                              61,665        29,299
Intangible assets, net                                19,945        10,756
Other assets                                           5,405         5,158
                                                ------------  ------------

        Total assets                            $    947,737  $    794,433
                                                ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Accounts payable and accrued liabilities      $     23,645  $     20,948
  Deferred tax liability                             151,638       117,206
  Line of credit                                     288,500       319,300
  Long term debt                                         998         1,499
                                                ------------  ------------

     Total liabilities                               464,781       458,953
                                                ------------  ------------

  Redeemable noncontrolling Interest                  14,531             -
                                                ------------  ------------

Stockholders' equity:
  Portfolio Recovery Associates, Inc.
   stockholders' equity:
    Preferred stock, par value $0.01, authorized
     shares, 2,000, issued and outstanding
     shares - 0                                            -             -
    Common stock, par value $0.01, authorized
     shares, 30,000, 17,061 issued and outstanding
     shares at September 30, 2010, and 15,596
     issued and 15,514 outstanding shares at
     December 31, 2009                                   171           155
    Additional paid-in capital                       162,418        82,400
    Retained earnings                                306,164       253,353
    Accumulated other comprehensive loss, net of
     taxes                                              (328)         (428)
                                                ------------  ------------
      Total stockholders' equity                     468,425       335,480
                                                ============  ============

        Total liabilities and stockholders'
         equity                                 $    947,737  $    794,433
                                                ============  ============

                    Portfolio Recovery Associates, Inc.
          Unaudited Consolidated Summary Statements of Cash Flows
                              (in thousands)

                                               Nine Months    Nine Months
                                                 Ended          Ended
                                              September 30,  September 30,
                                                  2010           2009
                                              -------------  -------------

Cash flows from operating activities:
    Net income                                $      53,242  $      31,892
    Adjustments to reconcile net income to net
     cash provided by operating activities:
       Amortization of share-based
        compensation                                  3,114          3,240
       Depreciation and amortization                  9,050          6,874
       Deferred tax expense                          34,368         22,000
       Changes in operating assets and
        liabilities:
            Other assets                               (244)           (14)
            Accounts receivable                       1,380          1,369
            Accounts payable and accrued
             liabilities                                639          1,112
            Income taxes receivable                   1,857         (2,306)
                                              -------------  -------------

       Net cash provided by operating
        activities                                  103,406         64,167
                                              -------------  -------------

Cash flows from investing activities:
  Purchases of property and equipment                (6,162)        (3,079)
  Acquisition of finance receivables, net of
   buybacks                                        (273,858)      (210,116)
  Collections applied to principal on finance
   receivables                                      160,081        113,067
  Business acquisitions, net of cash acquired       (23,000)             -
  Contingent payment made for business
   acquisition                                         (104)          (100)
                                              -------------  -------------

       Net cash used in investing activities       (143,043)      (100,228)
                                              -------------  -------------

Cash flows from financing activities:
  Proceeds from exercise of options                      57          1,630
  Income tax benefit from share-based
   compensation                                         225            746
  Payment of liability-classified contingent
   consideration                                     (1,000)             -
  Proceeds from line of credit                      131,000         84,500
  Principal payments on line of credit             (161,800)       (46,500)
  Proceeds from stock offering, net of
   offering costs                                    71,688              -
  Proceeds from long-term debt                            -          2,036
  Principal payments on long-term debt                 (501)          (373)
  Principal payments on capital lease
   obligations                                            -             (5)
                                              -------------  -------------

       Net cash provided by financing
        activities                                   39,669         42,034
                                              -------------  -------------

       Net increase in cash and cash
        equivalents                                      32          5,973

Cash and cash equivalents, beginning of
 period                                              20,265         13,901
                                              -------------  -------------

Cash and cash equivalents, end of period      $      20,297  $      19,874
                                              =============  =============

Supplemental disclosure of cash flow
 information:
  Cash paid for interest                      $       6,508  $       6,028
  Cash paid for income taxes                  $          89  $         321

Noncash investing and financing activities:
  Net unrealized change in fair value of
   derivative instrument                      $         164  $        (655)
  Common stock issued for acquisition         $       4,950  $       1,170

FINANCIAL HIGHLIGHTS                           Three Months Ended
                                                 September 30,        %
(dollars in thousands)                          2010       2009     Change
                                              ---------  ---------  ------
EARNINGS
Income recognized on finance receivables, net $  80,026  $  54,336      47%
Fee income                                       15,518     14,229       9%
Total revenues                                   95,544     68,565      39%
Operating expenses                               62,721     49,776      26%
Income from operations                           32,823     18,789      75%
Net interest expense                              2,178      1,964      11%
Net income                                       18,757     10,096      86%
Net income attributable to Portfolio Recovery
 Associates, Inc.                                18,481     10,096      83%

PERIOD-END BALANCES
Cash and cash equivalents                     $  20,297  $  19,874       2%
Finance receivables, net                        807,239    660,879      22%
Goodwill and intangible assets, net              81,610     40,724     100%
Total assets                                    947,737    759,682      25%
Line of credit                                  288,500    306,300      -6%
Total liabilities                               464,781    437,576       6%
Total equity                                    468,425    322,106      45%

FINANCE RECEIVABLE COLLECTIONS
Cash collections                              $ 137,377  $  92,367      49%
Principal amortization without allowance         50,830     30,022      69%
Principal amortization with allowance            57,350     38,032      51%
Principal amortization w/ allowance as % of
 cash collections:
   Including fully amortized pools                 41.7%      41.2%      1%
   Excluding fully amortized pools                 44.7%      44.3%      1%
Estimated remaining collections - core        $ 934,942  $ 872,752       7%
Estimated remaining collections - bankruptcy    734,632    459,160      60%
Estimated remaining collections - total       1,669,574  1,331,912      25%

ALLOWANCE FOR FINANCE RECEIVABLES
Balance at period-end                         $  70,965  $  41,770      70%
Balance at period-end to net finance
 receivables                                       8.79%      6.32%     39%
Allowance charge                              $   6,520  $   8,010     -19%
Allowance charge to finance receivable income      7.53%     12.85%    -41%
Allowance charge to cash collections               4.75%      8.67%    -45%

PURCHASES OF FINANCE RECEIVABLES
Purchase price - excluding bankruptcy         $  31,831  $  30,137       6%
Face value - excluding bankruptcy               588,551    679,975     -13%
Purchase price - bankruptcy                      60,687     46,523      30%
Face value - bankruptcy                         788,967  1,069,266     -26%
Purchase price - total                           92,518     76,660      21%
Face value - total                            1,377,518  1,749,241     -21%
Number of portfolios - total                         68        100     -32%

PER SHARE DATA
Net income per common share - diluted         $    1.08  $    0.65      66%
Weighted average number of shares outstanding
 - diluted                                       17,093     15,502      10%
Closing market price                          $   64.66  $   45.33      43%

RATIOS AND OTHER DATA
Return on average equity (1)                      16.04%     12.75%     26%
Return on revenue (2)                             19.63%     14.72%     33%
Operating margin (3)                              34.35%     27.40%     25%
Operating expense to cash receipts (4)            41.02%     46.69%    -12%
Debt to equity (5)                                61.80%     95.61%    -35%
Cash  collections per hour paid:
   Total                                      $     200  $     144      39%
   Excluding bankruptcy collections           $     127  $     111      14%
   Excluding bankruptcy and external legal
    collections                               $      97  $      87      11%
Number of collectors                              1,422      1,312       8%
Number of employees                               2,421      2,146      13%
Cash receipts (1)                             $ 152,895  $ 106,596      43%
Line of credit - unused portion                  76,500     58,700      30%

FINANCIAL HIGHLIGHTS                           Nine Months Ended
                                                 September 30,        %
(dollars in thousands)                          2010       2009     Change
                                              ---------  ---------  ------
EARNINGS
Income recognized on finance receivables, net $ 224,897  $ 159,650      41%
Fee income                                       47,054     48,225      -2%
Total revenues                                  271,951    207,875      31%
Operating expenses                              178,362    149,365      19%
Income from operations                           93,588     58,510      60%
Net interest expense                              6,500      5,888      10%
Net income                                       53,242     31,892      67%
Net income attributable to Portfolio Recovery
 Associates, Inc.                                52,811     31,892      66%

PERIOD-END BALANCES
Cash and cash equivalents                     $  20,297  $  19,874       2%
Finance receivables, net                        807,239    660,879      22%
Goodwill and intangible assets, net              81,610     40,724     100%
Total assets                                    947,737    759,682      25%
Line of credit                                  288,500    306,300      -6%
Total liabilities                               464,781    437,576       6%
Total equity                                    468,425    322,106      45%

FINANCE RECEIVABLE COLLECTIONS
Cash collections                              $ 384,978  $ 272,717      41%
Principal amortization without allowance        140,371     94,917      48%
Principal amortization with allowance           160,081    113,067      42%
Principal amortization w/ allowance as % of
 cash collections:
   Including fully amortized pools                 41.6%      41.5%      0%
   Excluding fully amortized pools                 45.0%      44.7%      1%
Estimated remaining collections - core        $ 934,942  $ 872,752       7%
Estimated remaining collections - bankruptcy    734,632    459,160      60%
Estimated remaining collections - total       1,669,574  1,331,912      25%

ALLOWANCE FOR FINANCE RECEIVABLES
Balance at period-end                         $  70,965  $  41,770      70%
Balance at period-end to net finance
 receivables                                       8.79%      6.32%     39%
Allowance charge                              $  19,710  $  18,150       9%
Allowance charge to finance receivable income      8.76%     11.37%    -23%
Allowance charge to cash collections               5.12%      6.66%    -23%

PURCHASES OF FINANCE RECEIVABLES
Purchase price - excluding bankruptcy         $ 105,146  $  95,819      10%
Face value - excluding bankruptcy             2,067,011  3,520,023     -41%
Purchase price - bankruptcy                     176,774    117,963      50%
Face value - bankruptcy                       2,869,052  2,574,948      11%
Purchase price - total                          281,919    213,783      32%
Face value - total                            4,936,063  6,094,973     -19%
Number of portfolios - total                        230        306     -25%

PER SHARE DATA
Net income per common share - diluted         $    3.15  $    2.07      52%
Weighted average number of shares outstanding
 - diluted                                       16,792     15,428       9%
Closing market price                          $   64.66  $   45.33      43%

RATIOS AND OTHER DATA
Return on average equity (1)                      16.36%     13.99%     17%
Return on revenue (2)                             19.58%     15.34%     28%
Operating margin (3)                              34.41%     28.15%     22%
Operating expense to cash receipts (4)            41.28%     46.54%    -11%
Debt to equity (5)                                61.80%     95.61%    -35%
Cash  collections per hour paid:
   Total                                      $     190  $     145      31%
   Excluding bankruptcy collections           $     129  $     115      13%
   Excluding bankruptcy and external legal
    collections                               $     101  $      88      15%
Number of collectors                              1,422      1,312       8%
Number of employees                               2,421      2,146      13%
Cash receipts (1)                             $ 432,032  $ 320,942      35%
Line of credit - unused portion                  76,500     58,700      30%

Notes:
(1)  Calculated as annualized net income divided by average equity for the period
(2)  Calculated as net income divided by revenue
(3)  Calculated as income from operations divided by total revenue
(4)  "Cash receipts" is defined as cash collections plus fee-based commission revenue
(5)  For purposes of this ratio, "debt" equals the line of credit balance plus long-term debt

FINANCIAL HIGHLIGHTS                      For the Quarter Ended
                                ------------------------------------------
                              September 30  June 30   March 31  December 31
(dollars in thousands)            2010       2010       2010       2009
                                ---------  ---------  ---------  ---------
EARNINGS
Income recognized on finance
 receivables, net               $  80,026  $  76,920  $  67,951  $  55,962
Fee income                         15,518     16,109     15,427     17,254
Total revenues                     95,544     93,029     83,378     73,216
Operating expenses                 62,721     58,700     56,943     51,115
Income from operations             32,823     34,329     26,435     22,101
Net interest expense                2,178      2,177      2,144      2,018
Net income                         18,757     19,678     14,805     12,416
Net income attributable to
 Portfolio Recovery
 Associates, Inc.                  18,481     19,528     14,800     12,416

PERIOD-END BALANCES
Cash and cash equivalents       $  20,297  $  18,250  $  23,006  $  20,265
Finance receivables, net          807,239    775,606    742,484    693,462
Goodwill and intangible
 assets, net                       81,610     83,090     79,071     40,055
Total assets                      947,737    915,021    882,450    794,433
Line of credit                    288,500    289,500    296,300    319,300
Total liabilities                 464,781    451,214    444,318    458,953
Total equity                      468,425    448,727    422,804    335,480

FINANCE RECEIVABLE COLLECTIONS
Cash collections                $ 137,377  $ 128,406  $ 119,196  $  95,286
Principal amortization without
 allowance                         50,830     45,166     44,374     29,839
Principal amortization with
 allowance                         57,350     51,486     51,244     39,324
Principal amortization w/
 allowance as % of cash
 collections:
   Including fully
    amortized pools                  41.7%      40.1%      43.0%      41.3%
   Excluding fully
    amortized pools                  44.7%      43.5%      47.1%      44.8%
Estimated remaining
 collections - core             $ 934,942  $ 929,144  $ 912,423  $ 893,716
Estimated remaining
 collections - bankruptcy         734,632    682,365    623,706    521,730
Estimated remaining
 collections - total            1,669,574  1,611,509  1,536,129  1,415,446

ALLOWANCE FOR FINANCE
 RECEIVABLES
Balance at period-end           $  70,965  $  64,445  $  58,125  $  51,255
Balance at period-end to net
 finance receivables                 8.79%      8.31%      7.83%      7.39%
Allowance charge                    6,520      6,320      6,870      9,485
Allowance charge to finance
 receivable income                   7.53%      7.59%      9.18%     14.49%
Allowance charge to cash
 collections                         4.75%      4.92%      5.76%      9.95%

PURCHASES OF FINANCE
 RECEIVABLES
Purchase price - excluding
 bankruptcy                     $  31,831  $  42,277  $  31,038  $  30,514
Face value - excluding
 bankruptcy                       588,551    885,321    593,139    915,044
Purchase price - bankruptcy        60,687     44,505     71,582     44,592
Face value - bankruptcy           788,967    781,976  1,298,108  1,099,677
Purchase price - total             92,518     86,782    102,620     75,106
Face value - total              1,377,518  1,667,297  1,891,247  2,014,721
Number of portfolios - total           68         78         84        101

PER SHARE DATA
Net income per common share -
 diluted                        $    1.08  $    1.14  $    0.91  $    0.80
Weighted average number of
 shares outstanding - diluted      17,093     17,080     16,203     15,531
Closing market price            $   64.66  $   66.78  $   54.87  $   44.85

RATIOS AND OTHER DATA
Return on average equity (1)        16.04%     17.86%     15.05%     15.03%
Return on revenue (2)               19.63%     21.15%     17.76%     16.96%
Operating margin (3)                34.35%     36.90%     31.71%     30.19%
Operating expense to cash
 receipts (4)                       41.02%     40.62%     42.30%     45.42%
Debt to equity (5)                  61.80%     64.78%     70.40%     95.62%
Cash collections per hour paid:
   Total                        $     200  $     188  $     182  $     148
   Excluding bankruptcy
    collections                 $     127  $     127  $     135  $     109
   Excluding bankruptcy and
    external legal collections  $      97  $     100  $     106  $      84
Number of collectors                1,422      1,384      1,379      1,325
Number of employees                 2,421      2,377      2,329      2,213
Cash receipts (1)               $ 152,895  $ 144,515  $ 134,623  $ 112,540
Line of credit - unused portion    76,500     75,500     68,700     45,700

FINANCIAL HIGHLIGHTS      For the Quarter Ended
                          ----------------------
                                September
                                   30
(dollars in thousands)            2009
                                ---------
EARNINGS
Income recognized on finance
 receivables, net               $  54,336
Fee income                         14,229
Total revenues                     68,565
Operating expenses                 49,776
Income from operations             18,789
Net interest expense                1,964
Net income                         10,096
Net income attributable to
 Portfolio Recovery
 Associates, Inc.                  10,096

PERIOD-END BALANCES
Cash and cash equivalents       $  19,874
Finance receivables, net          660,879
Goodwill and intangible
 assets, net                       40,724
Total assets                      759,682
Line of credit                    306,300
Total liabilities                 437,576
Total equity                      322,106

FINANCE RECEIVABLE COLLECTIONS
Cash collections                $  92,367
Principal amortization without
 allowance                         30,022
Principal amortization with
 allowance                         38,032
Principal amortization w/
 allowance as % of cash
 collections:
   Including fully
    amortized pools                  41.2%
   Excluding fully
    amortized pools                  44.3%
Estimated remaining
 collections - core             $ 872,752
Estimated remaining
 collections - bankruptcy         459,160
Estimated remaining
 collections - total            1,331,912

ALLOWANCE FOR FINANCE
 RECEIVABLES
Balance at period-end           $  41,770
Balance at period-end to net
 finance receivables                 6.32%
Allowance charge                    8,010
Allowance charge to finance
 receivable income                  12.85%
Allowance charge to cash
 collections                         8.67%

PURCHASES OF FINANCE
 RECEIVABLES
Purchase price - excluding
 bankruptcy                     $  30,137
Face value - excluding
 bankruptcy                       679,975
Purchase price - bankruptcy        46,523
Face value - bankruptcy         1,069,266
Purchase price - total             76,660
Face value - total              1,749,241
Number of portfolios - total          100

PER SHARE DATA
Net income per common share -
 diluted                        $    0.65
Weighted average number of
 shares outstanding - diluted      15,502
Closing market price            $   45.33

RATIOS AND OTHER DATA
Return on average equity (1)        12.75%
Return on revenue (2)               14.72%
Operating margin (3)                27.40%
Operating expense to cash
 receipts (4)                       46.69%
Debt to equity (5)                  95.61%
Cash collections per hour paid:
   Total                        $     144
   Excluding bankruptcy
    collections                 $     111
   Excluding bankruptcy and
    external legal collections  $      87
Number of collectors                1,312
Number of employees                 2,146
Cash receipts (1)               $ 106,596
Line of credit - unused portion    58,700

Notes:
(1)  Calculated as annualized net income divided by average equity for the period
(2)  Calculated as net income divided by revenue
(3)  Calculated as income from operations divided by total revenue
(4)  "Cash receipts" is defined as cash collections plus fee-based commission revenue
(5)  For purposes of this ratio, "debt" equals the line of credit balance plus long-term debt

Investor Relations
Jim Fike
Vice President, Finance
757-519-9300 ext. 13010
info@portfoliorecovery.com

Media Relations
Tanya M. Madison
Vice President, Corporate Communications
757-961-3525
tmmadison@portfoliorecovery.com